Registration No. 333-278601

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Unusual Machines, Inc.

(Exact name of Registrant as specified in its charter)

Puerto Rico	3663	66-0927642
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4677 L B McLeod Rd

Suite J

Orlando, FL 32811

(855) 921-4600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Allan Evans
Chief Executive Officer
Unusual Machines, Inc.

4677 L B McLeod Rd

Suite J

Orlando, FL 32811

(855) 921-4600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael Harris, Esq.
Edward Schauder, Esq.
Nason, Yeager, Gerson, Harris & Fumero, P.A.
3001 PGA Boulevard, Suite 305
Palm Beach Gardens, Florida 33410
(561) 686-3307

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is declared effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED April 16, 2024

EXPLANATORY NOTE

This Amendment to the Registration Statement on Form S-1 (File No. 333-278601) is being filed as an “exhibits-only” filing solely to amend Item 16(a) of Part II thereof. Accordingly, this Amendment consists only of the facing page, this explanatory note, the signature page to the Registration Statement, and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. Exhibits and Financial Statement Schedules.

EXHIBIT INDEX

			Incorporated by Reference
Exhibit No.	Description	Filed/ Furnished Herewith	Form	Exhibit No.	Filing Date
1.1	Form of Underwriting Agreement, dated February 14, 2024, by and between Unusual Machines, Inc. and Dominari Securities, LLC +		8-K	1.1	2/16/24
3.1	Articles of Incorporation		S-1/A	3.1	6/14/23
3.1(a)	Certificate of Amendment – Reverse Stock Split		S-1/A	3.1	8/7/23
3.2	Bylaws		S-1/A	3.2	6/14/23
4.1	Senior Secured Convertible Promissory Note		S-1	4.1	3/14/23
4.2	Certificate of Designation of Series A Convertible Preferred Stock		S-1	4.2	3/14/23
4.3	Certificate of Designation of Series B Convertible Preferred Stock		S-1	4.3	3/14/23
4.4	Form of Promissory Note		S-1/A	4.3	12/15/23
4.5	Revised Form of Representatives Warrant		S-1/A	10.7	2/1/24
4.6	Form of Representatives Warrant		8-K	4.1	2/16/24
5.1	Legal Opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A.	(1)
10.1	Share Purchase Agreement+		S-1	10.1	3/14/23
10.1(a)	Amended and Restated Amendment No. 1 to Share Purchase Agreement		S-1/A	10.2	5/3/23
10.1(b)	Amendment No. 2 to Share Purchase Agreement		S-1/A	10.3	8/7/23
10.1(c)	Amendment No. 3 to Share Purchase Agreement		S-1/A	10.4	9/19/23
10.1(d)	Amendment No. 4 to Share Purchase Agreement		S-1/A	10.5	12/15/23
10.2	Security Agreement		S-1	10.3	3/14/23
10.3	Employment Agreement with Brian Hoff #+		S-1	10.6	3/14/23
10.3(a)	Form of Amendment No. 1 to the to Employment Agreement with Brian Hoff #		S-1/A	10.11A	8/7/23
10.4	Form of Patent Assignment		S-1/A	10.6	8/7/23
10.5	Form of Trademark Assignment		S-1/A	10.7	8/7/23
10.6	Form of Non-Compete Agreement		S-1/A	10.8	8/7/23
10.7	Form of Restricted Stock Unit Agreement		S-1/A	10.18	8/7/23
10.8	Revised Form of Registration Rights Agreement		S-1/A	10.6	12/15/23
10.9	Amended 2022 Equity Incentive Plan #		S-1/A	10.11	12/15/23
10.10	Employment Offer Letter with Dr. Allan Evans		S-1/A	10.21	12/15/23
10.11	Brandon Torres Declet Termination and Release Agreement		S-1/A	10.22	12/15/23
10.12	Form of Lock-up Agreement		S-1/A	10.14	2/1/24
10.13	Form of Lock-up Agreement – Jeffrey Thompson		S-1/A	10.15	2/1/24
10.14	Allan Evans Non-Compete Agreement		8-K	10.9	2/22/24
21.1	List of Subsidiaries		S-1/A	21.1	5/3/23
23.1	Consent of Borgers CPA PC		S-1	23.1	4/10/24
23.2	Consent of Nason, Yeager, Gerson, Harris & Fumero, P.A.	(2)
101.INS	Inline XBRL Instance Document	(1)
101.SCH	Inline XBRL Taxonomy Extension Schema	(1)
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase	(1)
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase	(1)
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase	(1)
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase	(1)
107	Filing Fee Table		S-1	107	4/10/24

+

Certain schedules, appendices and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC Staff upon request.

#	Indicates management contract or compensatory plan, contract or agreement.
*	To be filed by amendment.
(1)	Filed herein
(2)	Contained in Exhibit 5.1

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando Florida on April 16, 2024.

UNUSUAL MACHINES, INC.

By:	/s/ Allan Evans
Allan Evans
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan Evans	Chief Executive Officer and Director	April 16, 2024
Allan Evans	(Principal executive officer)

/s/ Brian Hoff	Chief Financial Officer	April 16, 2024
Brian Hoff	(Principal financial and accounting officer)

/s/ Cristina Colón	Director	April 16, 2024
Cristina Colón

/s/ Jeffrey Thompson	Director	April 16, 2024
Jeffrey Thompson

/s/ Robert Lowry	Director	April 16, 2024
Robert Lowry

/s/ Sanford Rich	Director	April 16, 2024
Sanford Rich